Exhibit 99.1

Surface Oncology to Participate in Upcoming March Investor Conferences
CAMBRIDGE, Mass., February 24, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation therapies targeting the tumor microenvironment, today announced that Rob Ross, M.D., incoming chief executive officer, will participate in the following virtual investor conferences:
•Cowen 41st Annual Healthcare Conference, Monday, March 1, 2021, at 10:20 a.m. ET as part of the Novel IO panel.
•H.C. Wainwright Global Life Sciences Conference, March 9-10, 2021, presentation recording will be available to investors during the course of the conference
The presentations will focus on Surface’s lead programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27), as well as Surface’s emerging pre-clinical program, SRF114 (targeting CCR8).
About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Contacts:
Investors
Matt Lane
matt@gilmartinir.com
617-901-7698
Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350